Exhibit 10.19

Telecommunication Services License Agreement

THIS AGREEMENT is entered into between and signed by the following parties on June 18, 2007:

Party A:  Warner Music Group (Beijing)
Signatory:
Address: Room 701B, Building A, Full Link Plaza, No. 18 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China
Telephone: 65880505

AND

Part B: Global Music International, Inc. (also known as “IMNTV”)
Signatory: Christopher Mauritz
Address: Room 806, Building A, No. 18 Jianguomenwai Avenue, Chaoyang District, Beijing, China
Telephone: 65157966

WHEREAS:

(1) Party A, in order to promote the digital sale and distribution of “Warner’s copyrighted music products” (as defined below) in the “agreed territory” (as defined below), hereby licenses Party B to use Warner’s copyrighted products in accordance with this Agreement; and

(2) Party B intends to provide customers with Warner’s copyrighted products through “licensed telecommunication service providers” in the China territory (as defined below);

(3) NOW THEREFORE, in consideration of the mutual benefits and subject to the terms and conditions set forth below, Party A and Party B enter into this Agreement to grant Party B a non-exclusive license to use Warner’s copyrighted products for such “licensed telecommunication services” (as defined below).

The PARTIES AGREE AS FOLLOWS:

1. Terms and Definitions

1.01 Definitions

Unless defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1.1	“Agreement” — refers to this Agreement and its annexes as well as other tables, annexes or instruments that may be agreed to be part of this Agreement.

1.1.2	“Effective Date” — refers to the date on which the parties hereto sign this Agreement, as is indicated at the top of this Agreement.

1.1.3	“Term of the Agreement” — commences from the day when this Agreement is signed and lasts for a full calendar year of 12 (twelve) months after the signing of the Agreement.

1.1.4
“Agreed Territory” — refers to mainland China, provided that it excludes the Special Administration Regions of Hong Kong and Macao, as well as Taiwan and its neighboring islands of Penghu, Jinmen and Mazu.

1.1.5
“Starting License Date” —  If (1) Party B has notified Party A of the content of its cooperation with the licensed telecommunication service providers; and (2)  Party B has received written approval from Party A with respect to the content and detailed list of Warner’s copyrighted products involved in the licensed telecommunication services hereunder, then Party B shall be entitled to make the decision, after the effective date of the Agreement, as to when the licensed telecommunication services can be started through each of the provincial telecommunication service providers in China concerning Warner’s copyrighted products.

1.1.6	“Mobile Device” — refers to any mobile phone or PDA that is capable of receiving and/or storing and/or displaying Warner’s copyrighted products.

1.1.7
“Party B” — refers to “IMNTV” in the Agreement. Thus, Party A agrees that Party B shall collect and provide an aggregate statement about the number of downloading times, and the royalties payable to Party A after deducting the advance payment, license fee, or other copyright fees.

1.1.8
“Telecommunication Service Provider” — refers to China Mobile Group, China Unicom, China Netcom Group, China Telecom Group, and their wholly owned and controlled subsidiaries, branches, representative offices, or other constituent entities. Other telecommunication service providers cannot be added unless Party A has approved of it in writing. Annex A hereof lists all the subsidiaries or branch companies in all the provinces of China that are wholly owned or controlled by the telecommunication service providers herein.

1.1.8
“Licensed Telecommunication Services” — refers to the value-added telecommunication services (as defined in 1.1.8(1) below) provided by Party A and Party B, in cooperation with the licensed telecommunication service providers, by which Warner’s copyrighted products are purchased or transmitted to a customer’s mobile device through the Internet, IVR, WAP, GPRS, SMS, MMS and by other means, during the term of the Agreement and in the agreed territory:

(1)	“Color Ring Downloading” (or Ringback tones /RBT) (limited to 60 seconds)
(2)	IVR
(3)	Truetone

1.1.9	“Masters” — refers to the master copies of Warner’s copyrighted products. It may be a CD or DAT or a digitized disk, in a format that is compatible with Party B’s technological requirements.

1.1.10
“Third Party’s Equipment” — means Party B shall make sure that the third party it entrusts with the licensed services upon Party A’s written approval, will use secure server and equipment as specified by the written Agreement to maintain the telecommunication networks and services hereunder, and shall ensure the security of Warner’s copyrighted products and prevent illegal access.

Party A requests that if the third party for whatever reason continues to exist but discontinues operation or no longer provides the services hereunder, Party B shall have the third party destroy all Warner’s copyrighted products or other related materials in the third party’s possession or collection.

1.1.11
“Warner Property” — refers to the products which Party A has copyrights to and licenses Party B in writing to use during the term of the Agreement and in the agreed territory, including the following three types: (1) audio/video recording; (2) artist image; and (3) artist voice greeting.

Party A agrees to send Party B a statement, at the time of signing the Agreement, specifying the licensed products from Warner Property that have been released,  and this statement constitutes Annex B (“Statement of Licensed Old Products”) hereof. Another statement specifying the licensed ones from Warner Property that Party A plans to release during the term of Agreement constitutes Annex C (“Statement of Licensed New Products”) hereof; Party A shall be allowed to amend the contents of the statement of licensed new products.

Party A only agrees to license Party B to use the products included in Annex B and C during the term of the agreement and within the agreed region for the licensed telecommunication services. Party B shall get Party A’s written approval in order to obtain licenses to other products not listed herein.

1.02	Plural/Single/Reference

The plural may include the singular and the singular may include the plural; this Agreement shall be interpreted in this regard as the context may require. References to paragraphs and subparagraphs are to paragraphs and subparagraphs of this Agreement, and references to any other agreement or instrument shall be deemed to include references to that agreement or other instrument as varied or replaced from time to time.

1.03                 Headings

All the headings used in the Agreement are only for ease of reference and shall have no effect on the interpretation or construction of the obligations of the parties hereto.

2. Grant of Rights

Provided that Party B meets all the terms and conditions of the Agreement, Party A agrees to grant Party B non-exclusive license during the term of the Agreement with such rights as are defined in 2.01 to 2.06 below.

2.01                 Right of Duplication

During the term of this Agreement and subject to its terms and conditions, Party A grants to Party B a one-time right to digitally encode and duplicate Warner Property in customers’ mobile devices or in the fileservers of the licensed telecommunications service providers, but such a right shall be limited to the licensed telecommunication services as defined in this Agreement.

2.02                Right of Downloading/Internet Distribution

(a)
Subject to the terms and conditions of this Agreement, Party A agrees that Party B shall be allowed to provide customers with Warner Property to their mobile devices for purchase through the fileserver system of the licensed telecommunication service providers for the licensed telecommunication services defined herein. For the purpose of promotion, Party B may permit consumers of the licensed telecommunication services to listen to a sample of Warner Property, as long as such a demonstration is limited to 30 seconds.

(b)
When a cover page of Warner Property is displayed on the relevant sites of the licensed telecommunication services hereunder, it shall bear the name of the song, the artist, and Warner’s proprietorship.

(c)	Party B agrees not to make any material changes to the licensed telecommunication services before it submits such proposed changes to Party A for review and secures Party A’s written approval.

2.03	Limitations

B is only entitled to develop, display, or utilize Warner Property in such a manner as prescribed by this agreement, and to avoid confusion, Party B shall not engage in any of the following activities:

(a)	Exhibit or display any of Warner Property beyond the scope of the licensed telecommunication services hereunder; or

(b)
Use Warner Property for any unauthorized commercial or non-commercial purposes or in such a manner that leads others to believe the displayed artists endorses Party B or other’s products/services, unless Party A has agreed in writing to such exhibition, display or usages after its independent review.

2.04	Reservation of Rights
(a)
Party A retains all ownership rights, including but not limited to copyrights and trademarks of all masters and Warner Property; provided, however, that Party B shall have the rights regarding technologies and services for the licensed telecommunication services (if none of which is provided by Warner), including but not limited to copyrights and trademarks owned by Party B.

(b)	Unless otherwise provided explicitly in the Agreement, Party B shall have no right to any of Warner Property.

2.05            Rights of Withdrawal

It is agreed that Party B’s rights to use any Warner Property may be terminated by Party A upon one week's prior written notice to Party B if any of the following conditions is met:

(a)	If Party A also requires a third party similar to Party B to withdraw Warner Property from its services (Party A has the right to withdraw);

(b)	If the rights of Party A or its affiliates to Warner Property terminate;

(c)	If Party A or its affiliates is notified or otherwise becomes aware of a third-party’s claim that the transmission of Warner Property infringes the rights of others; or

(d)	If Party A cannot secure the consent of the music copyright owners of Warner Property;

3. Prohibited Activities of Party B

Unless authorized by Party A in writing, Party B as well as its authorized representatives shall not engage in any of the following activities:

(a)	Copy or duplicate any Warner Property, unless otherwise covered by the rights granted hereunder;

(b)
Exhibit any advertisement or commercial of any nature which suggests or implies an endorsement of Party B or a third party’s products by the artist whose performance is included in the licensed copyrighted products;

(c)	Edit or make any change to Warner Property, unless explicitly provided in Paragraph 2 of this Agreement.

Should Party B become aware that any third party (whether or not acting on behalf of Party B) is circumventing or intends to circumvent this Paragraph 3 (a “circumventing event”), Party B shall promptly notify Party A in writing thereof.

4. Warner Property

4.01                      Servicing of Masters

Party A shall provide Party B with masters of Warner Property.

4.02                      Treatment of Warner Property and Masters

Party B promises:
(a)	To maintain all masters and their duplicates in Party B’s premises and safeguard the same from any loss, damage, theft, unauthorized use, copying, storage or duplication by others;

(b)
To be solely responsible for any loss, theft, or damage to masters and their duplicates in Party B’s possession and any unauthorized use, copying, storage or duplication by others thereof if it is caused by Party B’s negligence, intentional action or inaction; and

(c)
Upon the expiration of the term or termination of this Agreement, Party B shall either: (i) return all such masters and their duplicates to Party A; or (ii) destroy all the masters and their duplicates upon Party A’s written notice to that effect.

5. Party B’s and Warner’s Undertakings:

5.01 During the term of this Agreement, Party B shall be responsible for the following:

(a)	Exhibit the following information on web pages related to the licensed telecommunication services when Party B is providing such services:

(i)	The titles or names of the music compositions in Warner Property;
(ii)	The names of the artists performing musical compositions that are included in Warner Property;
(iii)	The names of the recording Party and of the copyright owners; and

(b)
Maintain and edit Warner Property using Party B’s own equipment or secure server in a way that will best prevent illegal access or piracy (such security measures shall include the most updated and powerful encryption technology and processes).

(c)
During the term of this Agreement, upgrade, improve, or supplement the software programs or technology currently in use to better protect Party A’s rights and interests, by applying such software programs or technology that are newly developed by Party B and can better safeguard security, privacy and prevent illegal use or access to Warner Property.

(d)	Try its best to market the licensed telecommunication services of Warner’s Property through promotion on the Internet or through other kinds of advertisement.

5.02 Party A’s Undertakings:

(a)
Party A warrants that it owns the copyrights (or has the exclusive license) of Warner Property and is entitled to license any neighboring rights to such products as defined herein, and that such rights are complete, lawful, and do not infringe the rights of others. It is stipulated that Party B shall have no obligation to seek the artists’ consent when using Warner Property hereunder. Party A shall not license any products without first securing lawful rights to them. Party A shall be solely responsible for any consequence of infringement on others’ rights if that is resulted from proper use of the licensed products hereunder.

(b)	Party A shall disclose to Party B regularly any news press, artwork, or promotional activities of artists related to Warner Property hereunder.

(c)	Party A shall notify Party B promptly in writing of any change or termination of Party A’s rights to Warner Property, and Party B shall terminate the related licensed telecommunication services.

(d)
Party A shall provide Party B with certificates of proprietorship with respect to Warner Property in order to prove the copyright owner’s lawful rights to the Chinese telecommunication service providers for the licensed services.

6.  License Fees and Royalties for Warner Property

Within the agreed territory and during the term of the Agreement, with respect to the licensed music items among Warner Property, if Party A does not have copyrights to the lyrics and composition, Party B shall be solely responsible for securing the license from the relevant copyright owners and pay for the related royalties and other fees.

6.01 Royalties for Warner Property
(a)
Advance Payment for Warner Property: Party B agrees to make payment to Party A in an amount of 500,000 RMB within sixty (60) days after signing this Agreement and make another payment to Party A in an equal amount of 500,000 RMB within 150 days after signing this Agreement, and the two payments together constitute the minimum advance deposit for Warner Property licensed hereunder. This sum is paid as after-tax, net income for Party A.

(b)
Royalties for Warner Property: Party B agrees to pay royalties to Party A for the licensed telecommunication services in accordance with the manner and scale defined below; and Party B shall also provide Party A with a photocopy of its contract which specifies the fees payable to the telecommunication service providers:

Services	Price (RMB)	Warner’s share
RBT	At least 2 yuan / per item	Half of the sales price after deduction of the fees payable to the telecom service providers and Master SP
IVR	At least 2 yuan / per item	Half of the sales price after deduction of the fees payable to the telecom service providers and Master SP
True tone	At least 2 yuan / per item	Half of the sales price after deduction of the fees payable to the telecom service providers and Master SP

(c)
Withdrawing of Royalties: As provided in 6.01 (b), Party B shall first deduct the amount of the advance payment (as provided in 6.01(a)) from the royalties payable to Party A, and shall pay to Party A the amount of any surplus of the royalties. If the amount of royalties payable to Party A is equal to or less than the amount of the advance payment, then Party B shall only be liable for the amount of the advance payment as provided in 6.01(a); if the royalties payable to Party A is larger than the amount of the advance payment, then Party B shall also pay Party A for the amount of the surplus.

(d)	Party B agrees to provide Party A with a photocopy of all the documents for tax payment hereunder.

(e)	Invoice: Party A shall send Party B invoices for the correct amount before Party B makes any such payment hereunder.

Account information:
Party A:
Corporate Name: Asian Warner Music (Beijing)
Bank: Xinzhongjie Division, Dongcheng District Branch (Beijing), China Commercial Bank
Account no.: 0200242409020118062

7. Statements / Market Surveys

7.01 Financial Statements and Terms of Accounting

Within thirty days after each month, Party B shall account for and make deductions and/or payment for all the accounts payable to Party A during each term, as well as a statement of the number of downloading times of the related musical products. Party A and Party B shall discuss together and decide on the form and content of the latter statement, including the design of a statement so that Party B can send Party A in the electronic form with respect to the number of downloading times.

The financial statements shall contain the following:

(a)
A statement of all Warner Property that is downloaded or used within each month through the licensed telecommunication services, (including the names of the songs, the albums, and the artists, as well as the serial numbers of the albums and ISRC codes/grid codes)

(b)
Information about the unit prices or service fees consumers are charged for the licensed telecommunication services (see Annex A for the current rates), all the fees deducted, net profits, the number of downloading times for each and all of the Warner’s copyrighted products, and the license fee payable to Party A.

7.02 Market Surveys
During the term of the Agreement, Party B shall provide Party A with detailed, prompt market information, and shall provide a report of the relevant information for Party A in accordance with the latter’s requirements each term (“term report”), within thirty (30) days after the end of the term.

7.03 Rights to Inspect Books and Records of Accounts

(a) Party B shall keep complete and accurate books and records of account relating to the downloading of Warner Property and the license fees to Party A; and such books and accounts shall be maintained in such a way reasonably satisfactory to Party A and as sufficient to allow an audit trail.

(b) Party A shall have the right during the term of the Agreement and during the three-year period following the termination or expiration of the term, at Party A’s sole cost and expense, to have a certified public accountant inspect Party B’s books and records that are directly related to this Agreement no more than twice in total. Such inspection shall take place at Party B’s office of business operation, during normal business hours, and on not less than fifteen (15) days’ written notice. Such inspection is limited solely to the purpose of verifying the calculation of royalties accruing to Party A under this Agreement and verifying Party B’s compliance herewith.

8. Guarantee and Compensation

8.01 Party B’s guarantees

Party B claims and guarantees:
(a)	That Party B has whole rights, power, and authority to sign this Agreement and perform all obligations stipulated in this Agreement; and
(b)	That Party B shall abide by all the laws and regulations related to the licensed telecommunication services.

8.02 Party A’s guarantees
Party A claims and guarantees that it has whole right, power and authority to sign this Agreement and perform all obligations stipulated in this Agreement.

8.03 Indemnification
Either of the Parties hereto does hereby indemnify, save and hold harmless the other Party and the other Party’s subsidiaries, affiliates, licensees, officers and employees from any and all loss and damage arising out of or in connection with any claim or act or omission by this Party which is inconsistent with any of the representations or agreements made by this Party in this Agreement or any breach of this Party’s obligations hereunder.

9. Termination

9.01 Party A’s Termination Rights
Party A may terminate this Agreement immediately by written notice to Party B if, at any time during the Term:

(a)
Party B goes in liquidation, receivership or administration or becomes bankrupt, makes any arrangement for the benefit of Party B’s creditors or has a receiver appointed for all or any of Party B’s assets; or

(b)
Party B breaches any material term or provision of this Agreement. Any breach of obligations stipulated in Articles 2 and 3 under this Agreement shall be construed as breach of a material term or provision of this Agreement; or

(c)
Any provision of the licensed telecommunications service agreement ceases to be transmitted for a continuous period of 10 days, except for any instance of force majeure or otherwise provided differently by Party A’s written approval; or

(d) If Party B does not pay Party A any sum that is due to Party A and do not provide any timely explanation thereof;

Provided, that in the case of any event set forth in subparagraph (b) or (c) above, Party A shall have given Party B written notice of such event and Party B shall have failed to cure the same within 30 days after Party B’s receipt of such notice (or 10 business days if the event is Party B’s failure to pay Party A a sum that is due).

10. Procedure upon Termination; Effect of Termination

10.1 Procedure upon Termination:

Upon the expiration or termination of this Agreement:

(a)	Party B shall cease using the licensed telecommunications service to download Warner’s copyrighted products;

(b)	Party B shall perform obligations in accordance with the provisions of subparagraph 4.02(c).

10.2 Effect of Termination

Should this Agreement be terminated, this Agreement (except for subparagraphs 10.01 and 11.03, which shall continue in effect) shall cease to be legally binding immediately; and either party shall no longer be liable for performing any of the provisions of the Agreement, unless the Agreement has explicitly provided that the party (or parties) shall continue to be responsible for the representations, warrants, covenants, or breaches hereof even upon termination.

11. Miscellaneous

11.01	Relationship of the Parties

In performing its obligations under this Agreement, each of the parties hereto shall be deemed an independent contractor, and nothing in this Agreement shall in any way constitute either party, or any of such party's officer or directors, an agent or employee of the other party; and this Agreement shall not be deemed to constitute a partnership, joint venture, or contract of employment between the parties.

11.02 Notices / Payment

(a)
Any notice, which the Party mentioned in subparagraph 11.02(b) may desire to give, or which is required under the terms of the Agreement shall be given in writing by registered or certified mail, return receipt requested, or by telefax or by personal service (in all cases, all charges prepaid) to Party B, Attn: Copyright Management Department, copied to Chief Financial Officer, and to Party A, Attn: General Manager, copied to Chief Financial Officer. In the event any such notice is given by mail, such notice shall be deemed to be given on the date five business days following the date of such mailing. In the event any such notice is given by personal delivery, such notice shall be deemed to be given on the date personal delivery is made.

(b)
All sums payable to Party A under this Agreement and all transactions under paragraph 6 must be made in writing by registered or certified mail, return receipt requested, or by telefax or by personal service (in all cases, all charges prepaid) to Party A to the address first noted in the preamble to this Agreement, Attn: Project Manager, copied to Chief Financial Officer.

11.03 Confidentiality/Press Announcements

During the term of the Agreement and thereafter, neither party hereto may disclose to any third party (other than each party’s employees and professional advisors, in their capacity as such) any information regarding the terms and conditions of this Agreement without the prior written consent of the other party except:

(a)
To the extent necessary to comply with the law or the legal process of a court of competent jurisdiction or in administrative proceedings, in which event the party making such disclosure must use its commercially reasonable efforts to procure confidential treatment of such information;

(b)
As part of its normal reporting or review procedure to its parent companies, its auditors and its attorneys, provided that Party B and Party A inform these parties of the provisions of this subparagraph 11.03;

(c)	To the extent necessary to comply with each party’s contractual obligation to third parties;

(d)	To make press announcements approved in writing by both of the parties; and

(e)	To the extent such terms become public through no breach by either party of this subparagraph 11.03.

In spite of the forgoing provisions, after the press announcements in relation to the Agreement, either party hereto may mention the cooperative relationship between the parties hereunder, without consent of the other party.

In addition to the foregoing provisions, Party B shall not disclose to any third party (other than to Party’s employees, in their capacity as such) the number of Warner Property streamed under the licensed telecommunications service hereunder.

11.04 Assignment/Sublicense

Unless it is otherwise specified under this Agreement or the two parties have other agreements to provide otherwise, Party B may not assign, sublicense or effectively assign or sublicense Party B’s rights or obligations under this Agreement except to an affiliated or associated Party or to a person or entity acquiring all or substantially all of the stock or assets of Party B.

11.05 No Waiver

No failure to exercise or delay in exercising any right, power or privilege under this Agreement by either party shall operate as a waiver of that right, power or privilege. Similarly, a single or partial exercise of any right, power or privilege by either party shall not preclude any other or further exercise of that right, power or privilege.

11.06 Remedies Cumulative/Severability

The rights and remedies contained in this Agreement are cumulative and are not exclusive of any rights and remedies provided by law, in equity or otherwise. If any provision of this Agreement is prohibited by or contravenes any applicable law, or is held by any court of competent jurisdiction or any other legally constituted body having jurisdiction to make this determination to be void, unlawful or unenforceable, then that provision shall be severed from the Agreement and rendered ineffective, as far as possible, without modifying the remaining provisions of this Agreement.

11.07 Entirety of the Agreement/Amendments/Counterparts

This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement or negotiation between the parties on the subject matter of this Agreement. There are no representations, agreements or understandings, oral or written, between the parties relating to the subject mater of this Agreement which are not fully expressed in this Agreement. No amendment, termination, waiver, discharge, or modification of this Agreement shall be effective unless it is in writing and is signed by an authorized signatory of both Party A and Party B.

11.08 Litigation

Party B shall notify Party A if Party B becomes aware of any unauthorized use of Warner Property by any third party, and shall cooperate fully in any dispute relating to Warner Property as well as Party A’s rights under this Agreement. Party A, at its sole cost and expense and after written notice to Party B, may act in the name of Party B and Party A to protect Party A’s rights under this Agreement; provided, however, that Party A shall not be permitted to execute any document on behalf of Party B without obtaining written approval from Party B. If Party A acts on Party B’s behalf as permitted herein, Party A shall keep Party B informed on a current basis of such acts and all proceedings relating thereto.

11.09 Governing Law

(a)	The laws of the People’s Republic of China shall govern the establishment, validity, interpretation, and execution of this Agreement.

(b)
With regard to all disputes over the effect, interpretation, execution, modification, or termination of this Agreement, the two parties should seek resolution in an amicable way and through negotiation. Should negotiation fail to resolve a dispute within 15 days of the beginning of the dispute, either party is entitled to seek arbitration by filing with the Chinese International Economic Arbitration Commission located in Beijing. The arbitration result shall be final and have binding power upon the two companies. The party that loses shall be responsible for arbitration fees.

(c)	This Agreement takes effect as soon as the two parties sign the Agreement. This Agreement has two copies. Each party has one.

ACCEPTED AND AGREED:

Party A:  Warner Music Ltd. Co (Beijing)
Signatory: David L. Roosevelt
Address: Room 701B, Building A, Full Link Plaza, No. 18 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China
Telephone: 65880505
[Seal]

AND

Part B: Global Music International, Inc. (also known as “IMNTV”)
Signatory: Christopher Mauritz
Address: Room 806, Building A, No. 18 Jianguomenwai Avenue, Chaoyang District, Beijing, China
Telephone: (010)65157966
[Seal and signed]

ANNEX A

1. Wholly Owned or Controlled Entities of the Licensed Telecommunication Service Providers:
China Mobile and its provincial subsidiaries (in 31 provinces of mainland China)
China Unicom and its subsidiaries (in 31 provinces of mainland China)
China Netcom and its subsidiaries (in 31 provinces of mainland China)
China Telecom and its subsidiaries (in 31 provinces of mainland China)

2. Scale for the Licensed Telecommunication Service Fees
The licensed telecommunication service fees shall be charged in accordance with the following scale:
The following services are provided network-wide:

Services	Unit Sales Price (RMB)
IVR	1 yuan
Image downloading	1 yuan
Artist’s voice greeting	1 yuan

RTB service zones:
China Mobile and Its Provincial Subsidiaries

Service zones	Sales Price (RMB)
Beijing
Tianjin
Hebei
Shanxi
Liaoning
Jilin
Shanghai
Jiangsu
Zhejiang
Anhui
Xizang [Tibet]
Xinjiang
Shandong
Fujian
Jiangxi
Henan
Hubei